SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Vans, Inc.

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15700 Shoemaker Avenue
Santa Fe Springs, California 90670-5515

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 29, 2002

Dear Stockholders:

      The 2002 Annual Meeting of Stockholders of Vans, Inc., a Delaware corporation (“Vans”), will be held on Tuesday, October 29, 2002, at 10:00 a.m., Pacific Time, at the Sheraton Cerritos Hotel, 12725 Center Court Drive, Cerritos, California, for the following purposes:

1.	To elect nine directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for fiscal 2003; and

3.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

      In accordance with Vans’ Restated By-Laws, the Board of Directors has fixed the close of business on August 29, 2002, as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The stock transfer books will not be closed.

      A list of the stockholders entitled to vote at the Annual Meeting may be examined at our executive offices, located at 15700 Shoemaker Avenue, Santa Fe Springs, California, during the 10-day period preceding the Annual Meeting.

      YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the Annual Meeting in person, please sign and return the enclosed proxy in the envelope provided. You also may vote your proxy by either calling the 800 number or via the website shown on your proxy card. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

By Order of the Board of Directors,

Craig E. Gosselin
Vice President, General Counsel,
and Corporate Secretary

September 25, 2002

Santa Fe Springs, California

INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
STOCKHOLDER PROPOSALS
OTHER REPORTS

15700 Shoemaker Avenue
Santa Fe Springs, California 90670-5515

PROXY STATEMENT

INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vans, Inc., a Delaware corporation (“Vans”), for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, October 29, 2002, and at any adjournment thereof. The approximate date of mailing of this Proxy Statement and the accompanying proxy card is September 25, 2002.

      The Board of Directors of Vans has selected August 29, 2002, as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. We had a total of 18,106,218 shares of $.001 par value common stock (the “Common Stock”) outstanding at August 29, 2002. The Common Stock is the only outstanding class of voting securities of Vans. Stockholders will be entitled to one vote for each share of stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. Stockholders are not entitled to cumulate their votes and have no rights of appraisal with respect to the proposals described herein.

      All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the director nominees named in this Proxy Statement and in favor of the other proposals described herein. Proxies solicited hereby may be voted for adjournment of the Annual Meeting (whether or not a quorum is present for the transaction of business) in order to permit further solicitation of proxies if the Board of Directors determines that such adjournment would be advisable in order to obtain sufficient votes for approval of the matters to be voted upon at the Annual Meeting.

      The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies. A stockholder’s proxy may be revoked at any time before it is voted at the Annual Meeting by giving written notice of such revocation to our Corporate Secretary (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

      The costs of this proxy solicitation will be paid by us. To the extent necessary, proxies may also be solicited by our employees in person, by telephone, or through other forms of communication. Vans employees who participate in this solicitation will not receive any additional compensation for such solicitation. We have not retained the services of anyone else to assist us in the solicitation of proxies.

      Vans will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 3, 2002: (i) by each person who is known by us to own beneficially more than 5% of our Common Stock; (ii) by each director and director nominee; (iii) by the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation and Other Information;” and (iv) by all of our directors and executive officers.

	Amount and Nature
	of Beneficial		Percent
Name	Ownership(1)		of Class

Wellington Management Company, LLP	2,005,840	(2)	11.1%
75 State Street
Boston, MA 02109
Lord Abbet & Co.	1,091,348	(2)	6.0%
90 Hudson Street
Jersey City, NJ 07302
Dimensional Fund Advisors	933,000	(2)	5.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Chilton Investment Company, Inc.	926,700	(2)	5.1%
1266 E. Main Street, 7th Floor
Stanford, CT 06902
Walter E. Schoenfeld	191,276	(3)	1.0%
Gary H. Schoenfeld	403,194	(4)	2.2%
Wilbur J. Fix	47,001	(5)	*
James R. Sulat	30,001	(6)	*
Kathleen M. Gardarian	37,168	(7)	*
Lisa M. Douglas	15,001	(8)	*
Gerald Grinstein	22,501	(9)	*
Charles G. Armstrong	31,001	(10)	*
Leonard R. Wilkens	23,701	(11)	*
Neal R. Lyons	5,508	(12)	*
Andrew J. Greenebaum	20,000	(13)	*
Arthur I. Carver	40,089	(14)	*
Stephen M. Murray	39,639	(15)	*
All current directors and executive officers as a group (23 persons)	1,131,541	(16)	6.3%

*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on shares of Common Stock outstanding as of September 3, 2002, plus shares deemed outstanding pursuant to Rule 13d — 3(d)(1) under the Securities Exchange Act of 1934, as amended.

(2)	Based on Schedule 13G filings, and amendments thereto, made by such stockholders. Wellington Management Company, LLP (“WMC”) has sole voting power and sole dispositive power with respect to none of the shares listed opposite its name, but has shared dispositive power with respect to all such shares in its capacity as an investment advisor for clients of WMC.

(3)	Includes 35,000 shares of Common Stock that are subject to stock options which are exercisable within 60 days of September 3, 2002.

(Footnotes continued from previous page).

(4)	Includes 272,479 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 3, 2002. Excludes 4,159 shares of Common Stock that are subject to the same stock options which are not exercisable within 60 days of September 3, 2002, and 89,285 shares of restricted stock which are subject to restrictions on transfer.

(5)	Includes 35,001 shares of Common Stock that are subject to non-qualified stock options which are exercisable within 60 days of September 3, 2002. Excludes 4,999 shares of Common Stock that are subject to the same non-qualified stock options which are not exercisable within 60 days of September 3, 2002.

(6)	Represents shares of Common Stock that are subject to non-qualified stock options which are exercisable within 60 days of September 3, 2002. Excludes 4,999 shares of Common Stock that are subject to the same non-qualified stock options which are not exercisable within 60 days of September 3, 2002.

(7)	Includes 34,168 shares of Common Stock that are subject to non-qualified stock options which are exercisable within 60 days of September 3, 2002. Excludes 8,332 shares of Common Stock that are subject to the same non-qualified options which are not exercisable within 60 days of September 3, 2002.

(8)	Represents shares of Common Stock that are subject to non-qualified options which are exercisable within 60 days of September 3, 2002. Excludes 4,999 shares of Common Stock that are subject to the same non-qualified stock options which are not exercisable within 60 days of September 3, 2002.

(9)	Represents shares of Common Stock that are subject to non-qualified options which are exercisable within 60 days of September 3, 2002. Excludes 4,999 shares of Common Stock that are subject to the same non-qualified stock options which are not exercisable within 60 days of September 3, 2002.

(10)	Includes 22,501 shares of Common Stock that are subject to non-qualified stock options which are exercisable within 60 days of September 3, 2002. Excludes 4,999 shares of Common Stock that we subject to the same non-qualified stock options which are not exercisable within 60 days of September 3, 2002.

(11)	Includes 20,834 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 3, 2002. Excludes 6,666 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 3, 2002.

(12)	Represents shares that are subject to incentive stock options which are exercisable within 60 days of September 3, 2002. Mr. Lyons resigned from Vans effective as of June 17, 2002.

(13)	Represents shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 3, 2002. Excludes shares of Common Stock that are subject to incentive stock options which are not exercisable within 60 days of September 3, 2002.

(14)	Includes 39,334 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 3, 2002. Excludes shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 3, 2002.

(15)	Represents shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 3, 2002. Excludes shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 3, 2002.

(16)	Includes 811,628 shares that are subject to non-qualified and incentive stock options which are exercisable within 60 days of September 3, 2002, and vested restricted stock awards, held by the executive officers and directors of Vans. Excludes options held by Neal R. Lyons who resigned from Vans effective as of June 17, 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

      Vans’ Restated By-laws provide for no less than five and no more than 11 directors, as determined from time to time by the Board. The Board has fixed the number of directors at nine. The Restated By-laws currently provide that the directors shall be elected annually.

      Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting, together with their ages, principal occupations and business experience during the last five years, present directorships and the year each first became a director of Vans. All of the nominees are presently directors. If any nominees are unable to serve as a director, the person or persons voting the proxies solicited hereby will select another nominee in his or her place. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The vote of a plurality of the total votes cast in person or by proxy at the Annual Meeting is required to elect each of the nominees. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

			First
			Became
Nominees for Election	Age	Position Held in the Company	a Director

Walter E. Schoenfeld	71	Director and Chairman of the Board	1991
Gary H. Schoenfeld	39	Director; President and Chief Executive Officer	1995
Charles G. Armstrong	60	Director	1998
Lisa M. Douglas	42	Director	1995
Wilbur J. Fix	74	Director	1993
Kathleen M. Gardarian	55	Director	1994
Gerald Grinstein	70	Director	1998
James R. Sulat	51	Director	1994
Leonard R. Wilkens	64	Director	1998

      WALTER E. SCHOENFELD has served as a director since August 1991 and has served as our Chairman of the Board since July 1996. He served as our Chief Executive Officer from May 1995 to February 1997 and was President from May 1995 to July 1996. He previously held the positions of President and Chief Executive Officer of Vans from July 1993 to September 1994. From April 1993 to July 1993, he served as our Acting President and Chief Executive Officer. Mr. Schoenfeld was a Vice Chairman of the Board of Vans from March 1993 to July 1996. Mr. Schoenfeld has served as Chairman of the Board of Schoenfeld Group Ltd., a private consulting and investment company, since 1987, and was Chairman of the Board of Access Long Distance Telephone Company from 1991 to January 1998. From 1976 to 1982 he was a General and Limited Partner of the Seattle Mariners Baseball Club. From 1968 to 1978, he was a Vice President of the parent company of the Seattle SuperSonics basketball team. Mr. Schoenfeld is the father of Gary H. Schoenfeld, a director, President and the Chief Executive Officer of Vans. Mr. Schoenfeld received a B.B.A. from the University of Washington.

      GARY H. SCHOENFELD has served as a director since November 1995. He became President in July 1996 and Chief Executive Officer in February 1997. He served as our Chief Operating Officer from September 1995 to February 1997. Prior to joining Vans, Mr. Schoenfeld was a partner of McCown De Leeuw & Co., a venture banking firm. Mr. Schoenfeld is a director of 24 Hour Fitness Worldwide, Inc., and is a member of the Stanford University Graduate School of Business Management Board and the Chapman University Board of Governors. Mr. Schoenfeld is the son of Walter E. Schoenfeld, our Chairman of the Board. Mr. Schoenfeld received a B.A. from the University of California at Los Angeles and an M.B.A. from Stanford University.

      CHARLES G. ARMSTRONG has served as a director of Vans since September 1998. Mr. Armstrong has been the President and Chief Operating Officer of the Seattle Mariners Baseball Club since July 1992.

He was President of the Mariners from 1983 to 1989, and was Interim Athletic Director for the University of Washington in 1991. During his involvement with Major League Baseball, Mr. Armstrong has served on a number of committees for the American League and the Major League Baseball Commissioner’s Office; he currently serves on the International Committee and the Revenue Sharing Definitions Committee. He also is a member of the Board of Directors of the Seattle Space Needle. Mr. Armstrong received a B.S. in Industrial Engineering from Purdue University, and a J.D. from Stanford University Law School.

      LISA M. DOUGLAS has served as a director of Vans since November 1995. Ms. Douglas is President of Nufitness Corporation, a producer of fitness and wellness-related television and multimedia programs. Prior to founding Nufitness in 1991, Ms. Douglas was Director of Corporate Sales for Koala Blue, a women’s sportswear manufacturer. Ms. Douglas currently serves on the Board of the Douglas Family Foundation, and formerly served as a member of the Board and the Steering Committee of the Associates of Cedars-Sinai Medical Center. Ms. Douglas received a B.S. from the University of Minnesota and a Masters in Exercise Physiology from California State University, Northridge.

      WILBUR J. FIX has served as a director of Vans since February 1993. He has been the Chairman of the Fix Management Group, a private consulting and investment company, since 1994. From 1995 to January 1998 he was Vice Chairman of Access Long Distance Telephone Company. From 1980 to 1993, Mr. Fix was Chairman of the Board and Chief Executive Officer of The Bon Marche, a Seattle-based chain of department stores which was acquired by Campeau Corporation in 1986. Mr. Fix ultimately became Senior Vice President of Allied Stores Corporation, the parent company of The Bon Marche, and a member of the Boards of Directors of Allied Stores and Federated Stores. Mr. Fix is a member of the Board of Directors of Building Materials Holding Corporation, a publicly traded corporation. He is on the Advisory Board of the Corporate Council for the Arts in Seattle, and the Advisory Board of the College of the Desert Retail Council. Mr. Fix received a B.A. from the University of Washington.

      KATHLEEN M. GARDARIAN has served as a director of Vans since December 1994. She is the founder and Chief Executive Officer of Qualis International, Inc., a Rancho Santa Margarita, California-based sales and distribution company. Ms. Gardarian is a founding Trustee and Board member of the World Business Academy, and serves on the Boards of the State of the World Forum, the Woman’s Leadership Board at the JFK School of Government at Harvard University, and The Institute of Transpersonal Psychology. Ms. Gardarian received a B.A. from the University of California at Los Angeles.

      GERALD GRINSTEIN has served as a director of Vans since June 1998. Mr. Grinstein has been non-executive Chairman of the Board of Agilent Technologies since August 1999, was non-executive Chairman of the Board of Delta Airlines from August 1997 to October 1999, and serves on the Boards of Delta Airlines, PACCAR, Inc. and The Pittson Company. He is a principal of Madrona Investment Group, LLC. From 1991 to 1995, he was Chairman and Chief Executive Officer of Burlington Northern Inc. and Burlington Northern Railroad Company, where he oversaw the acquisition of Santa Fe Pacific Corp.

      JAMES R. SULAT has served as a director of Vans since October 1994. He became Chief Financial Officer of Chiron Corporation, a manufacturer and marketer of healthcare products for the treatment, prevention and diagnosis of disease, in April 1998. Prior to joining Chiron, Mr. Sulat was Chief Financial Officer of Stanford Health Services, a not-for-profit health care provider which operates the Stanford University hospital and clinic from 1993 to March 1998. Mr. Sulat received a B.S. from Yale University and an M.B.A. and M.S. from Stanford University.

      LEONARD R. WILKENS has served as a director of Vans since September 1998. Mr. Wilkens has been head coach of the Toronto Raptors basketball team since July 2000, and was previously head coach of the Atlanta Hawks and the Cleveland Cavaliers. Mr. Wilkens has coached in the National Basketball Association for 27 years and is the winningest coach in the history of the NBA. He also served as coach of the Dream Team of the 1996 Atlanta Olympic Games. He formerly served as Vice President of the NBA Players Association and is currently President of the NBA Coaches Association. Mr. Wilkens has been elected to the NBA Hall of Fame as both player and coach. He is a graduate of Providence College with a Degree in Economics and has an Honorary Doctorate in Humanities from both Providence College and

Seattle University. Mr. Wilkens serves on the Board of Trustees of Providence College and also serves on the Board of the Atlanta Center for Children and the Odessa Brown Children’s Clinic.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ABOVE NOMINEES TO THE BOARD.

      Board Committees. Our Board of Directors has a Compensation Committee, which reviews salaries and bonuses for officers and employees and administers our stock option plans; an Audit Committee, which reviews the results and scope of the audit and other services provided by our independent auditors, monitors and oversees our internal controls and financial reporting processes, and determines our investment policies; a Mergers and Acquisitions Committee, which considers appropriate acquisitions for the Company; a Corporate Governance Committee, which we recently formed, which is responsible for our corporate governance policies and the administration of our Code of Ethics; and a Nominating Committee, which considers and recommends appropriate candidates for the Board. The Nominating Committee does not, at this time, consider nominees for the Board recommended by stockholders.

      The members of the Compensation Committee are Wilbur J. Fix, Chairman, Lisa M. Douglas, Kathleen M. Gardarian, and Leonard R. Wilkens. The Compensation Committee met two times during fiscal 2002. The members of the Audit Committee are James R. Sulat, Chairman, Charles G. Armstrong, and Wilbur J. Fix, all of whom are “independent,” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. and Section 301 of the Sarbanes-Oxley Act of 2002. The Audit Committee operates pursuant to a written charter, attached as Appendix A to the 2001 Proxy Statement, and met eight times during fiscal 2002. The members of the Mergers and Acquisitions Committee are Walter E. Schoenfeld, Chairman, Gerald Grinstein, and Gary H. Schoenfeld. The Mergers and Acquisitions Committee met twice during fiscal 2002. The members of the Nominating Committee are Lisa M. Douglas, Chairperson, and Leonard R. Wilkens. The Nominating Committee met one time during fiscal 2002. Our Corporate Governance Committee was formed after the end of fiscal 2002. The Chairman of this Committee is Gerald Grinstein and the other members of the Committee are Wilbur J. Fix, James R. Sulat and Charles G. Armstrong.

      Compensation of Directors. It is our policy to pay outside directors (who are currently Mesdames Gardarian and Douglas and Messrs. Fix, Sulat, Grinstein, Armstrong and Wilkens) a quarterly fee of $6,250 plus a fee of $2,000 for in-person Board and Committee meetings and $1,000 for telephonic Board and Committee meetings, as compensation for their services. All directors are reimbursed for expenses incurred in connection with attendance at Board and Committee meetings and receive an initial grant of a non-qualified stock option to purchase 7,500 shares upon joining the Board and annual grants of non-qualified stock options to purchase 5,000 shares on the date of each Annual Meeting of Stockholders. Directors who are company employees (currently Walter and Gary Schoenfeld) receive no compensation for serving as directors.

      Meetings of the Board of Directors. During fiscal 2002, there were nine regularly scheduled and special meetings of the Board of Directors. The Board acted once pursuant to Written Consent during fiscal 2002. Each nominee for the Board attended at least 75% of the aggregate of (i) the total number of Board meetings, and (ii) the total number of meetings held by all Committees on which he or she served during fiscal 2002.

      Information Relating to Current Executive Officers. Set forth below are the names and ages of our current executive officers, other than Walter and Gary Schoenfeld (see “Proposal 1 — Election of Directors”), together with the positions held by these persons.

Name	Age	Title

Stephen M. Murray	41	Senior Vice President and Chief Marketing Officer
Arthur I. Carver	51	Senior Vice President — Global Operations
Andrew J. Greenebaum	40	Senior Vice President and Chief Financial Officer
Robert L. Nagel	57	Senior Vice President — Sales and Apparel
Jay E. Wilson	55	Vice President — Global Marketing
Steven J. Van Doren	46	Vice President — Promotions and Events
Craig E. Gosselin	42	Vice President, General Counsel, and Corporate Secretary
Joseph D. Giles	38	Vice President and Chief Information Officer
Chris D. Strain	33	Vice President — Marketing
Dana M. Guidice	40	Vice President — Product Development
Donald C. Petersen	46	Vice President — Global Logistics
Scott J. Blechman	37	Vice President — Finance and Planning, Controller, and Assistant Corporate Secretary
Howard A. Kreitzman	52	Vice President — General Merchandise Manager
Kevin D. Bailey	41	Vice President — Retail Store Operations

      STEPHEN M. MURRAY has been our Senior Vice President and Chief Marketing Officer since August 2002. He is responsible for managing our Product and Marketing Departments. Prior to that, he was Senior Vice President — International and Product Merchandising from July 1999 to August 2002. From October 1998 to July 1999, he was our Senior Vice President of International and Apparel. Prior to joining Vans, Mr. Murray was employed by Reebok International Ltd. for seven years, eventually becoming Vice President of Global Apparel, responsible for all strategy, design, development, and product marketing for Reebok apparel throughout the world. Prior to joining Reebok, Mr. Murray was Sales Director for Dunlop Slazenger International, where he managed National Sales of sports equipment and apparel. Mr. Murray received a B.A. in Business Studies from Middlesex University in England.

      ARTHUR I. CARVER has been our Senior Vice President — Global Operations since July 2000. In addition to his operations responsibilities, he manages international sales to Asian and South and Central American countries. From December 1998 to January 2000, Mr. Carver was Co-President and Chief Operations Officer of Global Sports, Inc, a publicly-traded distributor of athletic footwear. He was responsible for the operations and sourcing of athletic footwear for the branded division of Global Sports. From April 1990 to December 1998, he was employed in a number of positions with Reebok International, Ltd. He began has career at Reebok as Director of Sales Operations and eventually became Senior Vice President, Sourcing and Logistics, Worldwide, responsible for approximately 1,000 employees. Mr. Carver received a Bachelor of Science in Industrial Science from Clarkson University.

      ANDREW J. GREENEBAUM has been our Senior Vice President and Chief Financial Officer since April 2001. Prior to joining Vans, Mr. Greenebaum served as Senior Vice President, Chief Financial Officer for eCompanies LLC, an Internet incubator in the business of creating internet-related companies, from September 1999 to April 2001. From 1997 to 1999, Mr. Greenebaum served as Executive Vice President and Chief Financial Officer for Sirius Satellite Radio, a publicly-traded radio satellite company. From 1989 to 1997, Mr. Greenebaum served in several different positions with The Walt Disney Company, including Vice President, Corporate Finance from 1996 to 1997 and Director of Strategic Planning from 1995 to 1996. Mr. Greenebaum received an A.B from Dartmouth College and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

      ROBERT L. NAGEL has been our Senior Vice President — Sales and Apparel since January 2002. Prior to joining Vans, Mr. Nagel was Director of Sales and Marketing for adidas America from May 1997 to December 2000, and Director of Sales for adidas from April 1990 to May 1997. Mr. Nagel received a B.S. from Missouri Valley College and an M.S. from the University of Missouri.

      JAY E. WILSON has been our Vice President — Global Marketing since August 1999. Currently, he focuses on special projects involving our entertainment-related assets and licensing initiatives. He was our Vice President — Marketing from December 1996 to August 1999. Prior to joining Vans, Mr. Wilson was a consultant with Dark Horse Distribution from February 1995 to December 1996, focusing on extreme sports brands. From March 1994 to February 1995, he was a Managing Partner of Brand Building Communications, a venture providing brand building expertise to clients such as Disney Televentures and Rhino Records. Mr. Wilson was also responsible for the launch of several brands, including DirecTV, Princess Cruises and Vuarnet Sunglasses. Mr. Wilson received a B.A. from the Pasadena Art Center College of Design.

      STEVEN J. VAN DOREN has been a Vice President of Vans since May 1990. He is currently our Vice President, Promotions and Events, primarily responsible for our promotional efforts, and is our executive in charge of the VANS Warped Tour®, the VANS Triple CrownTM Series, and our VANS High Cascade Snowboard Camp.® Mr. Van Doren has been employed by Vans in various capacities since our formation in 1966. Mr. Van Doren is the son of Paul Van Doren, a founder of the Company.

      CRAIG E. GOSSELIN has been our Vice President and General Counsel since July 1992. He became Secretary in May 1993. He was an Assistant Secretary of Vans from February 1988 to May 1993. From March 1990 to June 1992, Mr. Gosselin was a Partner of the law firm of Cooper & Dempsey. Mr. Gosselin received a B.B.A. from Loyola Marymount University and a J.D. from Southwestern University School of Law.

      JOSEPH D. GILES has been our Vice President and Chief Information Officer since March 1999. Mr. Giles was Vice President and Chief Information Officer of Virgin Interactive Entertainment from September 1996 to March 1999. Prior to that time, he was Executive Director, Systems Planning for Paramount Pictures from May 1994 to September 1996. Mr. Giles received a B.B.A. (MIS) from the University of New Mexico and an M.B.A. from Pepperdine University.

      CHRIS D. STRAIN has been our Vice President — Marketing since August 1999. Prior to joining Vans, Mr. Strain was employed in various positions at PepsiCo., including national account sales, field marketing, sales strategy, product category management and brand marketing for at least the prior four years. He was Brand Manager for the Mountain Dew product line and Sports Marketing Manager for all of PepsiCo’s products. Mr. Strain received a B.B.A in Marketing from the University of Texas.

      DANA M. GUIDICE has been our Vice President — Product Development since October 2000. From November 1989 to September 2000, Mr. Guidice served in a number of capacities for Reebok International Ltd., eventually becoming Director of Advanced Products. His responsibilities included managing the development, commercialization and life cycle management of technologies for Reebok’s inline products. Mr. Guidice received a B.S. in Biology from Framingham State College.

      DONALD C. PETERSEN has been our Vice President — Global Logistics since April 2001. Prior to joining Vans, Mr. Petersen served as Vice President of European Operations for Reebok International, Ltd., a worldwide shoe and apparel company, from January 1996 to April 2001. Prior to serving as Vice President of European Operations, Mr. Petersen served in various other roles for Reebok, including Vice President of Operations and Customer Satisfaction and Vice President of Distribution and Customer Service.

      SCOTT J. BLECHMAN has been our Vice President — Finance and Planning since August 2001. He became Controller and Assistant Corporate Secretary in September 2002. Prior to joining Vans, Mr. Blechman served as Vice President — Finance of eCompanies, LLC, an internet incubator in the business of creating internet-related companies, from October 1999 through July 2001. From April 1996 to October 1999, he was employed with Castle & Cooke, a real estate operating company, eventually becoming Vice President and Corporate Controller. Mr. Blechman received a B.S. in Accounting/ Finance from California State University, Fresno.

      HOWARD A. KREITZMAN has been our Vice President and General Merchandise Manager since March 2002. Prior to joining Vans, Mr. Kreitzman was Executive Vice President, Merchandising for Warner Bros. Studio Stores from November 1998 to March 2000 and was Interim Managing Director, Studio Stores, United Kingdom for Warner Bros. Studio Stores. From August 1994 to June 1998, he was Senior Vice President, General Merchandising Manager of DFS Merchandising. Mr. Kreitzman received a B.S. in Marketing from the University of Bridgeport.

      KEVIN D. BAILEY has been our Vice President — Retail Store Operations since June 2002. Prior to joining Vans, he was Director of Retail Operations for Golfsmith International Inc. from June 2001 to May 2002, and from March 1993 to January 2001 he was Director of Retail Operations for Nike Inc.

      Officers who have left Vans since Last Annual Meeting. The following executive officers resigned from Vans since the 2001 Annual Meeting of Stockholders: Neal R. Lyons, Joyce A. Murdock, Charles C. Kupfer, and Michael C. Jonte.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

      The following table discloses compensation for the three fiscal years ended May 31, 2002 received by (i) our President and Chief Executive Officer during fiscal 2002, (ii) our former President — Retail Sales, and (iii) our next four most highly paid executive officers as of May 31, 2002 (collectively, the “named executive officers”).

							Long-Term
							Compensation

	Fiscal							Securities
	Year	Annual Compensation					Restricted	Underlying
	Ended						Stock	Options/	All Other
Name and Principal Position	May 31	Salary($)		Bonus($)	Other($)		Awards($)	SARs(#)	Compensation($)

Gary H. Schoenfeld	2002	600,000		-0-	—		-0-	-0-	148,163	(1)
President and Chief	2001	558,635		700,000	—		1,950,000 (2)	-0-	136,422	(3)
Executive Officer	2000	348,317		361,250	—		-0-	6,586	134,722	(4)

Neal R. Lyons	2002	323,077		-0-	—		-0-	-0-	1,700	(6)
President — Retail Sales(5)	2001	286,539		150,000	—		-0-	40,000	953	(7)
	2000	264,423		102,125	—		-0-	5,000	-0-

Andrew J. Greenebaum	2002	275,308		68,750	—		-0-	-0-	-0-
Senior Vice President	2001 (8)	25,673		17,071	—		-0-	75,000	-0-
And Chief Financial Officer	2000	N/A		N/A	N/A		N/A	N/A	N/A

Arthur I. Carver	2002	278,846		1,000	—		-0-	-0-	-0-
Senior Vice President —	2001 (9)	251,227		121,458	—		-0-	75,000	15,550	(10)
Global Operations	2000	N/A		N/A	N/A		N/A	N/A	N/A

Walter E. Schoenfeld	2002	288,000		-0-	54,117	(11)	-0-	-0-	-0-
Chairman of the Board	2001	288,000		-0-	48,030	(11)	-0-	-0-	-0-
	2000	288,000		-0-	41,875	(11)	-0-	-0-	-0-

Stephen M. Murray	2002	246,075	(12)	1,000	—		-0-	-0-	-0-
Senior Vice President and	2001	251,227	(12)	110,000	—		-0-	40,000	-0-
Chief Marketing Officer	2000	253,447	(12)	115,438	—		-0-	-0-	-0-

(1)	Represents (i) unreimbursed premiums of $146,463 paid by us pursuant to a split-dollar whole life insurance plan established for the benefit of Mr. Schoenfeld, and (ii) $1,700 of matching contributions made by us to our 401(k) Plan on behalf of Mr. Schoenfeld. Mr. Schoenfeld has assigned to Vans the right to collect the amount of premiums paid by Vans under the insurance plan in the event of Mr. Schoenfeld’s death.

(Footnotes continued from previous page).

(2)	Represents 150,000 restricted shares awarded to Mr. Schoenfeld in October 2000, valued at the closing sales price of the Common Stock on the award date. The restrictions on such shares lapse over a seven-year period and accelerate in the event Vans exceeds certain earnings per share targets for relevant years. Such shares represent all the restricted stock holdings of Mr. Schoenfeld and were valued at $1,464,000 as of May 31, 2002, based on a closing sales price of the Common Stock of $9.76 on such date. Dividends are payable on such restricted stock.

(3)	Represents (i) premiums of $134,722 paid by us pursuant to the insurance plan described in footnote 1, and (ii) $1,700 of matching contributions made by us to our 401(k) Plan.

(4)	Represents premiums paid by us pursuant to the insurance plan described in footnote 1.

(5)	Mr. Lyons resigned from Vans effective as of June 17, 2002.

(6)	Represents matching contributions made by us to our 401(k) Plan.

(7)	Represents matching contributions made by us to our 401(k) Plan.

(8)	Mr. Greenebaum joined Vans in April 2001, so his salary for fiscal 2001 only reflects a partial year of services.

(9)	Mr. Carver joined Vans in July 2000, so his salary for fiscal 2001 only reflects a partial year of services.

(10)	Represents relocation expenses paid to Mr. Carver when he relocated to Vans from New York.

(11)	Represents (i) payment for secretarial support and an office in Seattle, which is Mr. Schoenfeld’s home, for the purpose of conducting Vans’ business there, and (ii) payment of annual dues for a country club.

(12)	Mr. Murray’s salary compensation has been calculated based on the exchange rate of the British pound.

Option/SAR Grants in Last Fiscal Year

      Vans did not grant any options to any executive officer during fiscal 2002.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table provides information on option/SAR exercises in fiscal 2002 by the named executive officers, and the value of such officers’ unexercised options/SARs at May 31, 2002.

			Number of		Value of Unexercised
			Securities Underlying		in-the-Money Options/
			Options/SARs at Fiscal		SARs at Fiscal
	Shares		Year-End(#)		Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary H. Schoenfeld	-0-	N/A	268,655	7,983	346,257	12,335
Neal R. Lyons(2)	-0-	N/A	38,841	38,664	42,039	9,284
Andrew J. Greenebaum	-0-	N/A	24,000	51,000	-0-	-0-
Arthur I. Carver	-0-	N/A	19,667	55,333	-0-	-0-
Walter E. Schoenfeld	-0-	N/A	35,000	-0-	100,300	N/A
Stephen M. Murray	-0-	N/A	29,819	30,180	50,197	-0-

(1)	Calculated by multiplying the number of shares by the difference between (i) $9.76, the closing sales price of the Common Stock on May 31, 2002, and (ii) the exercise prices of those options which were in-the-money as of that date.

(2)	Mr. Lyons resigned from Vans effective as of June 17, 2002. The unexercisable portion of his outstanding stock options ceased to vest as of that date and expired.

Deferred Compensation Plan

      We have established a deferred compensation plan for the benefit of Walter E. Schoenfeld, our Chairman of the Board, and his spouse. Under the plan, we have established a trust which holds and disperses assets pursuant to the terms of the plan. From June 1, 1996 through June 1, 2000, we deposited $200,000 per year with the trustee of the trust. During fiscal 2001, we amended the trust documents to provide that Mr. Schoenfeld shall retire on December 31, 2003. The trustee shall then pay the balance of the trust to him in quarterly amounts on February 15, 2004, May 15, 2004, August 15, 2004, and November 15, 2004, with such amounts grossed up for Federal and California withholding taxes and any other applicable taxes.

      Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement in whole or in part, the following report, the Performance Graph on page 16, and the report on page 14 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

      Decisions on compensation of Vans’ executives are made by the Compensation Committee of the Board. Each member of the Compensation Committee is an “outside director,” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”). All decisions relating to the compensation of Vans’ executive officers, including decisions about grants or awards under Vans’ 2000 Long-Term Incentive Plan (the “2000 Incentive Plan”) are made solely by the Compensation Committee. Set forth below is a report submitted by the Compensation Committee addressing Vans’ compensation policies for fiscal 2002 as they affected the named executive officers.

Compensation Policies Toward Executive Officers

      The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with Vans’ annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist Vans in attracting and retaining qualified executives. Target levels of the executive officers’ overall compensation are intended to be consistent with others in the footwear industry, and include programs contingent upon Vans’ performance. Certain key managers also are eligible for selection as participants in Vans’ executive compensation plans. As a result of the increased emphasis on tying executive compensation to corporate performance, in any particular year Vans’ executives may be paid more or less than the average compensation of executives of Vans’ competitors, depending upon Vans’ performance. It is the goal of the Compensation Committee, through the grant or award of incentive compensation tied to corporate performance, to pay Vans’ executives and key managers more than the average compensation of executives and key managers of competitors if Vans performs well. Increased orientation of executive compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.

      The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. Thus, the Committee has also increasingly utilized these elements in Vans’ compensation packages for its executive officers and for certain key managers.

Relationship of Company Performance to Executive Compensation

      Compensation paid to the named executive officers (other than Walter E. Schoenfeld) and to Vans’ other executive officers generally consists of the following elements: (i) base salary; (ii) long-term incentive compensation in the form of awards of incentive stock options or restricted stock under the 2000 Incentive Plan; and (iii) bonus compensation. Vans also provides a 401(k) pension plan for all employees which includes a company matching contribution. Each element of Vans’ compensation structure is discussed below.

      Base Salary. It is the policy of the Compensation Committee to approve base salaries which are in the 75th percentile of a defined peer group of footwear and lifestyle companies. If such salaries are within such percentile, the Committee will only approve annual cost-of-living adjustments to the salaries.

      Grant of Options under the 2000 Incentive Plan. Grants of options under the 2000 Incentive Plan are awarded to executive officers of Vans from time to time. In determining the size and other terms of grants, the Compensation Committee considers the value of the services provided by the individuals, the value and number of their previously granted options, and the value and number of options previously granted to individuals of comparable levels. The exercise prices of the options are based on the closing sales price of the Common Stock on the dates of grant. The Committee did not grant any stock options to executive officers of Vans during fiscal 2002.

      Annual Bonus. Generally, it is Vans’ policy that annual bonuses may be earned by each named executive officer (other than Walter E. Schoenfeld), each other executive officer of Vans, and certain key managers, under Bonus Programs adopted each fiscal year by the Compensation Committee, solely on the basis of (i) whether Vans achieves a designated corporate performance target, and (ii) whether the executive or key manager achieves individual performance goals. Under the Fiscal 2002 Bonus Program, the named executive officers, the other executive officers, and certain managers were entitled to receive bonuses equal to a percentage of their base salaries if certain objectives were met during the year. The receipt of a full bonus was dependent on Vans meeting a targeted earnings goal and the satisfaction of individual performance objectives. Vans did not meet its targeted earnings goal for fiscal 2002, and no bonuses were paid to the named executive officers and the other executive officers under the Fiscal 2002 Bonus Program. The Committee did approve net bonuses of $1,000 for each executive officer, other than Walter, Gary Schoenfeld and Andrew Greenebaum, in recognition of the efforts made by the officers to improve Vans’ business after the events of September 11, 2001. Mr. Greenebaum received a bonus of $68,750 pursuant to a guaranteed bonus provision set forth in his employment agreement.

      Long-Term Executive Bonus Plan. We have also established a Long-Term Executive Bonus Plan that is designed to incentivize our executive officers to maximize Vans’ earnings per share over an extended period of time (three years). Under the Plan, each participant will have the opportunity to earn a bonus equal to a multiple of the participant’s fiscal 2001 bonus if Vans achieves certain earnings per share targets for each fiscal year during the extended period and the participant achieves other goals and objectives set for him or her. In light of the events of September 11, 2001, and their negative impact on the U.S. economy and Vans’ business, the Committee amended the Plan to (i) eliminate fiscal 2002 from the Plan period and extend the term of the Plan to at least May 31, 2004, and (ii) permit that portion of the potential Plan bonus which was earned for fiscal 2001 to be included in the calculation of the Plan bonus. We will establish new earnings per share targets for all remaining years under the Plan in the near future.

CEO Compensation

      Under Gary H. Schoenfeld’s employment agreement, his salary compensation shall be no less than $600,000. Mr. Schoenfeld’s salary is fixed using the same criteria utilized for Vans’ other executive officers. Mr. Schoenfeld’s annual bonus is determined under the Vans, Inc. CEO Bonus Plan, which was designed in consultation with a nationally recognized compensation consulting firm and approved by stockholders at the 2000 Annual Meeting. Under the Plan, Mr. Schoenfeld is eligible to earn an annual bonus based on Vans’ and his performance. Of such bonus, a certain portion may be earned only if Vans achieves targeted earnings per share (“Target EPS”). For each one cent per share by which Vans exceeds the Target EPS, Mr. Schoenfeld may earn an additional bonus, up to a cap. The Committee also has the discretion to award Mr. Schoenfeld an additional bonus based on the Committee’s assessment of his performance. Vans did not achieve the Target EPS for fiscal 2002, therefore, Mr. Schoenfeld was not paid a bonus for fiscal 2002.

      From time to time, the Committee also grants Mr. Schoenfeld stock options and awards him restricted stock using the same criteria utilized for Vans’ other executive officers. The Committee did not grant Mr. Schoenfeld any stock options or restricted stock in fiscal 2002.

Certain Tax Considerations

      Code Section 162(m) limits Vans to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. Generally, options granted (i) by a Compensation Committee consisting solely of outside directors, (ii) under a Plan approved by stockholders, and (iii) at the fair market value of the underlying securities, are considered “performance-based” if the Plan contains a limitation on the number of shares which can be granted to an individual in any one fiscal year.

      The Compensation Committee concluded that it is in the best interests of Vans to establish restrictions on the granting of options under the 2000 Incentive Plan to assist in the qualification of compensation recognized on the exercise of such options as “performance-based.” As a result, Vans included such restrictions in such Plan. The Committee also recommended that the Company submit the Vans, Inc. CEO Bonus Plan to the stockholders for approval so that bonuses paid thereunder qualify as performance-based under Code Section 162(m). That Plan was approved by the stockholders at the 2000 Annual Meeting. The Compensation Committee does not believe that other components of Vans’ annual cash compensation will be likely to exceed $1 million in the foreseeable future and, therefore, concluded that no further action, with respect to qualifying such compensation for deductibility, was necessary at this time. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

Respectfully Submitted
by the Compensation Committee

Wilbur J. Fix, Chairman
Lisa M. Douglas
Kathleen M. Gardarian
Leonard R. Wilkens

AUDIT COMMITTEE REPORT

      The following report concerns the Audit Committee’s activities regarding oversight of Vans’ financial reporting and auditing process.

      The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the National Association of Securities Dealers, Inc. and under Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”), and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to the Vans 2001 Proxy Statement. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with all applicable legal and other requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis. The Committee is currently reviewing its charter to ensure that it and the Committee complies with the requirements of the Sarbanes Act.

      As described more fully in its current charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Vans’ financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of Vans’ financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP, Vans’ independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

      Among other matters, the Audit Committee monitors the activities and performance of Vans’ internal and external auditors, including the audit scope, external audit and other fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace Vans’ independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of Vans’ financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

      The Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, management represented to the Committee that Vans’ consolidated financial statements were prepared in accordance with generally accepted accounting principles, and KPMG LLP represented that its presentations included the matters required to be discussed with KPMG LLP by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

      KPMG, LLP also provided the Committee with the disclosures required by Independent Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” and the Committee discussed with KPMG LLP that firm’s independence.

      Following the Committee’s discussions with management and KPMG LLP, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Vans’ Annual Report on Form 10-K for the year ended May 31, 2002, and its 2002 Annual Report to Stockholders.

Respectfully Submitted
by the Audit Committee

James R. Sulat, Chairman
Charles G. Armstrong
Wilbur J. Fix

PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total stockholder return among Vans, the NASDAQ Stock Market Index and a Peer Group Index, from May 31, 1997 through May 31, 2002. Note: the stock price performance shown on the graph is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(1)

AMONG VANS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP*

*	$100 Invested on 5/31/97 in stock or index —

including reinvestment of dividends.
Fiscal year ending May 31.

	May 31, 1997	May 31, 1998	May 31, 1999	May 31, 2000	May 31, 2001	May 31, 2002

Vans, Inc	$100.00	$80.00	$87.50	$126.00	$196.72	$78.08
NASDAQ Stock Market	$100.00	$126.81	$179.03	$245.44	$152.33	$117.16
Peer Group	$100.00	$72.16	$81.42	$56.47	$62.91	$73.10

(1)	The Peer Group is comprised of the following footwear and lifestyle companies: Nike, Reebok, Fila, K-Swiss, Wolverine Worldwide, Pacific Sunwear, Gadzooks, Genesco, and Quiksilver.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS WITH

NAMED EXECUTIVE OFFICERS

      We are a party to employment agreements with each of the following named executive officers.

      Gary H. Schoenfeld’s employment agreement extends until May 31, 2004, and is automatically renewable for additional one-year periods at the end of each fiscal year. His agreement entitles him to an annual salary of no less than $600,000, the lease of a car for him, and the purchase of a membership in a country club, and he is entitled to participate in our stock option and bonus plans, as well as any medical or insurance plans established by us. Mr. Schoenfeld is entitled to severance pay equal to one year’s pay if he is terminated without cause or resigns from Vans for a good reason. Additionally, if he resigns for a good reason or is terminated without cause after a “Change in Control” of Vans during the term of his agreement he is entitled to severance pay equal to 2.99 times his cash and bonus compensation. The term “Change of Control” includes mergers or acquisitions involving Vans or material changes in the composition of the Board of Directors.

      Andrew J. Greenebaum’s employment agreement extends until April 22, 2004. Under the agreement, he is entitled to an annual salary of no less than $290,000 and severance pay equal to one year if he is terminated without cause or resigns from Vans for a good reason or is terminated without cause or resigns for a good reason after a “Change of Control,” as defined above. He receives a car allowance and he is entitled to participate in our stock option and bonus plans, as well as any medical or insurance plans established by us.

      Arthur I. Carver’s employment agreement extends to July 18, 2003 and his minimum base compensation is $265,000. He is entitled to a car allowance and to participate in our stock option and bonus plans, as well as any medical or insurance plans established by us. He also is entitled to severance pay equal to six months pay in the event he is terminated without cause or resigns from Vans for a good reason or is terminated without cause or resigns for a good reason after a Change of Control, as defined above.

      Walter E. Schoenfeld’s employment agreement extends until December 31, 2003. Under the agreement Mr. Schoenfeld is entitled to a salary of no less than $288,000, participation in any medical or insurance plans established by Vans, reimbursement of expenses incurred by him in the performance of his duties, and the payment of annual dues for a country club. We reimburse Mr. Schoenfeld for the reasonable expenses of his spouse when she accompanies him on business trips, and for the expense of maintaining secretarial support in Seattle, where he lives, for purposes of conducting Vans’ business there. We also purchased an automobile for Mr. Schoenfeld for his use on Company business. The terms and conditions of Mr. Schoenfeld’s severance provision are the same as Gary Schoenfeld’s.

      Stephen M. Murray’s employment agreement extends until October 20, 2004 and his minimum base compensation is $250,000. He is entitled to a car allowance and to participate in our stock option and bonus plans, as well as any medical or insurance plans established by us. He also is entitled to severance pay equal to (i) six months pay if he is terminated without cause or resigns from Vans for a good reason, and (ii) 2.99 times his cash and bonus compensation in the event he is terminated without cause or resigns for a good reason after a Change of Control, as defined above. In connection with his relocation to the United States from the United Kingdom to assume the position of Chief Marketing Officer, we are paying for the reasonable costs of such relocation and are making Mr. Murray whole with respect to any increased costs of living he incurs as a result of the relocation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Vans. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Vans with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to Vans and written representations that no other reports were required during the fiscal year ended May 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% owners were compiled with.

CERTAIN TRANSACTIONS

      In December 2001, we loaned Andrew J. Greenebaum, our Senior Vice President and Chief Financial Officer, $150,000 to assist him in purchasing a new residence pending the closing of the sale of his former residence. The loan accrued interest at a rate of 5% per annum, commencing on February 1, 2002, and was due on the first to occur of (i) the closing of the sale, or (ii) December 5, 2002. The loan was repaid in full by Mr. Greenebaum in March 2002. The loan was approved by the Board of Directors in accordance with the Restated By-Laws.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

      KPMG LLP have been our independent auditors since November 1, 1990 and, upon recommendation of the Audit Committee, have been appointed by the Board of Directors as the auditors for fiscal 2003. You are requested to ratify this appointment. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

Fees Paid to KPMG LLP

      The following table shows the fees paid or accrued by Vans for the audit and other services provided by KPMG LLP for fiscal 2002.

Audit Fees(1)	$231,600
Financial Information Systems Design and Implementation Fees	–0–
All Other Fees(2)	$54,300

Total	$285,900

(1)	Audit services of KPMG LLP for 2002 consisted of the examination of the consolidated financial statements of Vans and quarterly review of financial statements.

(2)	“All Other Fees” consists of (i) $51,300 for four statutory audits, and (ii) $3,000 for tax consultations in the United Kingdom.

      The Audit Committee reviewed the fees paid to KPMG LLP for the services listed under “All Other Fees” above and determined that they were compatible with maintaining the independence of KPMG LLP.

Required Vote

      The vote required to ratify the appointment of KPMG LLP as our independent auditors is an affirmative vote by stockholders holding a majority of the total votes cast in person or by proxy on this proposal at the Annual Meeting. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

      Delaware law does not require us to submit the Board’s appointment of independent auditors to the stockholders for ratification; however, we have chosen to do so in order to give stockholders an opportunity to express their views on the independent auditors. If less than the vote required to ratify KPMG LLP is received, the Board and the Audit Committee will decide whether to select other independent auditors for fiscal 2003.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU RATIFY THE APPOINTMENT OF KPMG LLP AS VANS’ INDEPENDENT AUDITORS FOR FISCAL 2003.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      None of our directors or executive officers, none of the persons who have been our directors or executive officers since May 31, 2001, no nominee for the Board of Directors and no associate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting.

STOCKHOLDER PROPOSALS

      Any stockholder wishing to have a proposal considered for inclusion in our 2002 proxy solicitation materials must set forth such proposal in writing and file it with the Corporate Secretary of Vans on or before May 24, 2003. Proposals received after such date shall be considered untimely and shall not be included in our proxy solicitation materials or considered at the 2003 Annual Meeting. The Board of Directors will review any timely submitted stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2003 proxy solicitation materials.

OTHER REPORTS

      Our Annual Report to Stockholders for the fiscal year ended May 31, 2002, has been distributed to stockholders with this Proxy Statement. Upon written request of any stockholder solicited hereby, we will provide, free of charge, a copy of our Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended May 31, 2002, which has been filed with the Securities and Exchange Commission. Requests should be directed to Craig E. Gosselin, Vice President, General Counsel, and Corporate Secretary, Vans, Inc., 15700 Shoemaker Avenue, Santa Fe Springs, California 90670-5515.

By Order of the Board of Directors,

Craig E. Gosselin
Vice President, General Counsel,
and Corporate Secretary

PROXY

VANS, INC.
ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 29, 2002
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of VANS, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, October 29, 2002, at 10:00 a.m., Pacific Time, at the Sheraton Cerritos Hotel, 12725 Center Court Drive, Cerritos, California, and hereby further revokes all previous proxies and appoints Gary H. Schoenfeld and Craig E. Gosselin and each of them, as proxy of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournments thereof with the same effect as if the undersigned were present, for the following purposes:

(Continued and to be signed on reverse side)

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Please mark your votes as in this example.	X

			AUTHORITY GRANTED to vote for all nominees listed except as indicated to the contrary below	AUTHORITY WITHHELD to vote for all nominees listed
1.	The election of the following persons as directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified:		☐	☐

	1. Walter E. Schoenfeld 2. James R. Sulat 3. Lisa M. Douglas 4. Charles G. Armstrong 5. Leonard R. Wilkens	6. Gary H. Schoenfeld 7. Wilbur J. Fix 8. Kathleen M. Gardarian 9. Gerald Grinstein

(INSTRUCTION: To vote against any one nominee, write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of KPMG as the independent auditors of the Company for fiscal 2003.	☐	☐	☐

3.	The Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF THE ABOVE PROPOSALS, AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

SIGNATURE(S) __________________________________________________________ DATE ________________________, 2002

Sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4:00 p.m. Eastern Time the business day prior to the annual meeting day.

Your internet or telephone vote authorizes the named proxies
To vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
www.eproxy.com/vans

Use the internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.